Exhibit (h)(viii)(2)

Schedule B

This Schedule is attached to and made part of the Master Amended and Restated Securities Lending Authorization Agreement, dated the 6th day of January, 2017 among SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST, and SSGA MASTER TRUST, EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through the State Street Affiliates (collectively, “State Street”).

[Redacted]

Portfolio Name	Taxpayer Identification Number	Fund Code	Tax Year- End
SPDR Series Trust
SPDR Bloomberg Barclays 1-10 Year TIPS ETF	46-2542481	J9OI	June 30
SPDR Bloomberg Barclays 1-3 Month T-Bill ETF	20-8599062	J9HA	June 30
SPDR Portfolio Aggregate Bond ETF	20-8600831	J9HN	June 30
SPDR Bloomberg Barclays Convertible Securities ETF	26-2655273	J9HW	June 30
SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	26-2520460	J9HR	June 30
SPDR Bloomberg Barclays High Yield Bond ETF	26-1226059	J9HM	June 30
SPDR Portfolio Intermediate Term Corporate Bond ETF	26-2655153	J9HU	June 30
SPDR Bloomberg Barclays Intermediate Term Treasury ETF	20-8600499	J9HD	June 30
SPDR Bloomberg Barclays International Corporate Bond ETF	27-2228681	J9OA	June 30
SPDR Bloomberg Barclays International Treasury Bond ETF	26-0497008	J9HO	June 30
SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	45-3712800	J9OD	June 30
SPDR Bloomberg Barclays Corporate Bond ETF	27-4824014	J9OB	June 30
SPDR Portfolio Long Term Corporate Bond ETF	26-2655232	J9HV	June 30
SPDR Portfolio Long Term Treasury ETF	20-8600546	J9HE	June 30
SPDR Bloomberg Barclays Mortgage Backed Bond ETF	26-2655105	J9HS	June 30
SPDR Portfolio Short Term Corporate Bond ETF	20-8600692	J9LA	June 30
SPDR Bloomberg Barclays Short Term High Yield Bond ETF	45-4350099	J9OG	June 30
SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	26-3267006	J9HY	June 30
SPDR Portfolio Short Term Treasury ETF	45-3712964	J9OE	June 30
SPDR Bloomberg Barclays TIPS ETF	20-8600606	J9HF	June 30
SPDR Kensho Intelligent Structures ETF	82-3268954	J9RM	June 30
SPDR Kensho Smart Mobility ETF	82-3380925	J9RN	June 30
SPDR Kensho Future Security ETF	82-3410878	J9RO	June 30
SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	20-8600784	J9HQ	June 30
SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	26-0748494	J9HB	June 30
SPDR ICE BofAML Crossover Corporate Bond ETF	45-5017557	J9OM	June 30
SPDR FTSE International Government Inflation-Protected Bond ETF	26-0497085	J9HP	June 30
SPDR Dorsey Wright Fixed Income Allocation ETF	81-2437898	J9RI	June 30
SPDR Dow Jones REIT ETF	04-3526665	J926	June 30

SPDR FactSet Innovative Technology ETF	47-5603985	J9RE	June 30
SPDR Global Dow ETF	04-3526673	J927	June 30
SPDR NYSE Technology ETF	04-3526664	J920	June 30
SPDR MSCI USA StrategicFactors ETF	47-3408480	LQUS	June 30
SPDR Portfolio Large Cap ETF	14-1937147	J9AB	June 30
SPDR SSGA US Large Cap Low Volatility Index ETF	46-1722218	J512	June 30
SPDR Russell 1000 Low Volatility Focus ETF	47-5505972	J9RD	June 30
SPDR Russell 1000 Momentum Focus ETF	47-5483648	J9RB	June 30
SPDR Russell 1000 Yield Focus ETF	47-5471138	J9RA	June 30
SPDR Portfolio Small Cap ETF	46-2903740	J514	June 30
SPDR SSGA US Small Cap Low Volatility Index ETF	46-1733810	J513	June 30
SPDR Portfolio Total Stock Market ETF	04-3526697	J928	June 30
SPDR Nuveen S&P High Yield Municipal Bond ETF	27-2121189	J9LB	June 30
SPDR Portfolio Mid Cap ETF	14-1937148	J9AF	June 30
SPDR S&P 1500 Momentum Tilt ETF	46-0902576	J511	June 30
SPDR S&P 1500 Value Tilt ETF	45-2783091	J510	June 30
SPDR S&P 400 Mid Cap Growth ETF	14-1937151	J9AM	June 30
SPDR S&P 400 Mid Cap Value ETF	14-1937150	J9AI	June 30
SPDR S&P 500 Buyback ETF	47-2541106	J904	June 30
SPDR S&P 500 Fossil Fuel Reserves Free ETF	47-5471690	J9SA	June 30
SPDR Portfolio S&P 500 Growth ETF	04-3526701	J924	June 30
SPDR Portfolio S&P 500 High Dividend ETF	47-5121472	J515	June 30
SPDR Portfolio S&P 500 Value ETF	04-3526672	J925	June 30
SPDR S&P 600 Small Cap ETF	14-1937152	J9AP	June 30
SPDR S&P 600 Small Cap Growth ETF	04-3526668	J922	June 30
SPDR S&P 600 Small Cap Value ETF	04-3526667	J923	June 30
SPDR S&P Aerospace & Defense ETF	65-1276061	J937	June 30
SPDR S&P Bank ETF	14-1937154	J9AS	June 30
SPDR S&P Biotech ETF	76-0808148	J931	June 30
SPDR S&P Capital Markets ETF	14-1937158	J9BA	June 30
SPDR S&P Dividend ETF	14-1937159	J9BF	June 30
SPDR S&P Health Care Equipment ETF	65-1276069	J938	June 30
SPDR S&P Health Care Services ETF	65-1276072	J939	June 30
SPDR S&P Homebuilders ETF	76-0808150	J930	June 30
SPDR S&P Insurance ETF	14-1937157	J9AW	June 30
SPDR S&P Internet ETF	81-2589565	J9RL	June 30
SPDR S&P Metals & Mining ETF	56-2576727	J949	June 30
SPDR S&P Oil & Gas Equipment & Services ETF	56-2576785	J941	June 30
SPDR S&P Oil & Gas Exploration & Production ETF	56-2576784	J942	June 30
SPDR S&P Pharmaceuticals ETF	56-2576781	J943	June 30
SPDR S&P Regional Banking ETF	56-2576775	J947	June 30
SPDR S&P Retail ETF	56-2576776	J944	June 30
SPDR S&P Semiconductor ETF	76-0808151	J932	June 30
SPDR S&P Software & Services ETF	65-1276067	J940	June 30
SPDR S&P Technology Hardware ETF	81-2602869	J9RJ	June 30
SPDR S&P Telecom ETF	65-1276076	J945	June 30
SPDR S&P Transportation ETF	65-1276077	J946	June 30
SPDR SSGA Gender Diversity Index ETF	81-0963585	J9RF	June 30
SPDR Wells Fargo Preferred Stock ETF	27-0295512	J934	June 30

[Redacted]

Dated: July 31, 2018